UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2005
Date of Report (Date of earliest event reported)

DISCOVERY LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________________

Item 8.01. Other Events

On October 11, 2005, Discovery Laboratories, Inc. (the “Company”) issued a press release to announce that it had filed a universal shelf registration statement on Form S-3 (File No. 333-128929) (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) for the proposed offering from time to time of up to $100 million of the Company’s debt or equity securities. The Company has no immediate plans to sell its securities under the Registration Statement. Once the Registration Statement is declared effective by the SEC, however, the Company will be able to issue the securities from time to time in response to market conditions or other circumstances on terms and conditions that will be determined at such time. The full text of the press release is set forth in Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits:

99.1	Press Release dated October 11, 2005.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY LABORATORIES, INC.

Date: October 12, 2005	By:	/s/ Robert J. Capetola, Ph.D.
Robert J. Capetola, Ph.D.
Title: President and Chief Executive Officer